UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15723	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 18, 2018, United Natural Foods, Inc. (the “Company”), provided written notice to the NASDAQ Stock Market (“NASDAQ”) that it expects to voluntarily delist from NASDAQ at the close of trading on January 1, 2019 and intends to transfer the listing of its Common Stock, par value $0.01 per share (the “Common Stock”), to the New York Stock Exchange (“NYSE”) to commence trading on the next business day, January 2, 2019. On November 29, 2018, the Company’s Board of Directors approved the transfer of the listing to the NYSE and the Company’s Common Stock has been approved for listing on the NYSE under the symbol “UNFI.”

On December 18, 2018, the Company issued a press release to announce its intention to transfer the principal listing of its Common Stock to the NYSE. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 3.01 (including Exhibit 99.1) of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated December 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Jill E. Sutton
Name:	Jill E. Sutton
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

Date:    December 18, 2018